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                                                                     EXHIBIT 3.1

                                                           STATE OF DELAWARE
                         CERTIFICATE OF INCORPORATION      SECRETARY OF STATE
                                      OF                DIVISION OF CORPORATIONS
                          U.S. Helicopter Corporation  FILED 09:00 AM 03/04/2003
                                                          030143583 - 3631351

FIRST:      The name of the corporation is: U.S. Helicopter Corporation

SECOND: The address of the registered office of the corporation in the State of Delaware is located at
                   9E, Loockerman St. Ste 205, Dover, Delaware 19901
                   Located in the County of Kent
            The name of the registered agent at that address is:
                   Business Filings International, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 1000 shares of common stock having a $0.001 par value.

FIFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and address of the incorporator is Business Filings Incorporated, 8025 Excelsior Dr. Suite 200, Madison, WI 53717.

SEVENTH: The names and addresses of the initial directors of the corporation are: Gabriel Roberts, 16 Buttonwood Circle, Wallingford, Connecticut 06492 Rue Reynolds, 278 Main Street, Apt. F214, West Haven, Connecticut 06516

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the law, of the State of Delaware do make. file, and record this Certificate of Incorporation and do certify that the facts herein are true.

/s/ Mark Schiff
------------------------------
Business Filings Incorporated, Incorporator                 Dated: March 4, 2003
Mark Schiff, AVP